                                                              LUFENG INVESTMENTS

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS SUBSCRIPTION AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS.


                       COMMON STOCK SUBSCRIPTION AGREEMENT


                      SPATIALIZER AUDIO LABORATORIES, INC.


        THIS COMMON STOCK SUBSCRIPTION AGREEMENT (this "Agreement") is executed in reliance upon the transaction exemption afforded by Regulation D as promulgated by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended (the "Act").

        This Agreement has been executed by the undersigned in connection with the private placement of the Common Stock, $0.01 par value per share (the "Common Stock") of Spatializer Audio Laboratories, Inc. (OTC Bulletin Board symbol "SPAZ"), located at 20700 Ventura Boulevard, Suite 140, Woodland Hills, California 91364, a corporation organized under the laws of Delaware, USA (hereinafter referred to as the "Company"). In addition, the Company will sell to the Subscriber listed on Schedule A annexed hereto ("Subscriber" or "Purchaser"), a warrant (the "Warrant") to purchase Two (2) shares of Common Stock for each One Dollar ($1.00) funded hereunder and shall be exercisable for a period of three (3) years from the Closing Date (as defined herein), as per the terms of a separate Stock Purchase Warrant (Exhibit A annexed hereto). This Subscription and, if accepted by the Company, the offer and sale of the Common Stock, Warrant and the Common Stock underlying the Warrant (collectively the "Securities"), are being made in reliance upon the provisions of Regulation D under the Act.

        The Closing Date shall be determined in accordance with Section 9 herein.

        Subscriber hereby represents and warrants to and agrees with the Company, and the Company hereby represents and warrants to and agrees with Subscriber, as follows:

        SECTION 1.    AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

               1.1 Closing. The Company will sell and Subscriber will buy, in reliance upon the representations and warranties of the Company and Subscriber contained in this Agreement, upon the terms and conditions hereinafter set forth, shares of Common Stock for an aggregate purchase price of One Hundred Thousand U.S. Dollars (US$100,000.00) (the "Aggregate Purchase Price") based on the purchase price per share (the "Purchase Price") defined below. The number of shares of Common Stock to be issued to Subscriber pursuant to this Agreement shall be determined by dividing One Hundred Thousand U.S. Dollars (US$100,000.00) by the Purchase Price, provided, however, that the Company shall not issue to Subscriber a fraction of a share of Common Stock and shall instead round the number of shares of Common Stock issued up to the next whole share of Common Stock.

               1.2. Purchase Price. The Purchase Price shall be determined on the Closing Date, and shall equal the average of the closing bid prices of Common Stock for the ten (10) consecutive trading days ending one (1) trading day prior to the Closing Date. The "closing bid price" shall mean the last bid price for Common Stock on the OTC Bulletin Board, as reported by Bloomberg L.P.

               1.3 Form of Payment. Subscriber shall pay the Aggregate Purchase Price by delivering immediately available funds in United States Dollars by wire transfer to an account designated by the Company prior to the Closing Date against delivery of the Common Stock and Warrants as payment in full for the Securities.

        SECTION 2. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. Subscriber acknowledges, represents, warrants and agrees as follows:

               2.1 Organization and Authorization. Subscriber is duly incorporated or organized and is validly existing in the state or country of its incorporation or organization and has all requisite power and authority to purchase and hold the Securities. The decision to invest and the execution and delivery of this Agreement by Subscriber, the performance by Subscriber of its obligations hereunder and the consummation by Subscriber of the transactions contemplated hereby have been duly authorized and require no other proceedings on the part of Subscriber. The undersigned has all right, power and authority to execute and deliver this Agreement. This Agreement has been duly executed and delivered by Subscriber and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms.

               2.2 No Conflict. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to a loss of a material benefit with respect to, any provision of Subscriber's charter, bylaws, partnership agreement, operating agreement or other organizational document and any amendments thereto, or any material mortgage, deed of trust, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree statute, law, ordinance, rule or regulation applicable to Subscriber.

               2.3 Evaluation of Risks. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. Subscriber recognizes that its investment in the Company involves a high degree of risk and it can afford the complete loss of its investment.

               2.4 Independent Counsel. Subscriber acknowledges that it has been advised to consult with its own attorney regarding legal matters concerning the Company and to consult with its tax advisor regarding the tax consequences of acquiring the Securities.

               2.5 Disclosure Documentation. Subscriber has received and reviewed copies of the Company's reports filed under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Act, including its 10-Ks, 10-Qs, 8-Ks, and registration statements, filed by the Company since March 1, 1998 (collectively, the "Reports"). Except for the Reports and this Agreement, Subscriber acknowledges that it is not relying on any other information relating to the offer and sale of the Securities. Subscriber acknowledges that the Company has offered to make available any additional public information that Subscriber may reasonably request, including technical information, and other material information about the Company. Subscriber acknowledges that the Company has offered its full and unconditional cooperation in making such information available to Subscriber, and that the Company has recommended that Subscriber request and review such information prior to making an investment decision.

               2.6 Opportunity to Ask Questions. Subscriber has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the offering, and all such questions, if any, have been answered to the full satisfaction of Subscriber.

               2.7 This Agreement and Reports Constitute Sole Representations. Except for the delivery of the Reports and this Agreement, no oral or written representations or warranties have been made, or oral or written information furnished, to Subscriber or its advisors, if any, with respect to the offer and sale of the Securities by the Company, any agent, employee or affiliate of the Company, or by any other person. Subscriber acknowledges that in entering into this transaction Subscriber is not relying upon any information, other than that contained in the Reports, this Agreement and the results of independent investigation, if any, by Subscriber.

               2.8 Subscriber is an Accredited Investor. Subscriber is an "Accredited Investor" as defined below and represents and warrants it is included within one or more of the following categories of Accredited Investors:

               (i) Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan associated or other institution as defined in Section 3(a)(5)A of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the 1934 Act; any insurance company as defined in Section 2(13) of the Act; any investment company registered under



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                        the Investment Company Act of 1940 or a business
                        development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivision, for the benefits of its employees if such plan has total assets in excess of US$5,000,000; and employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

               (ii)     Any private business development company as defined in
                        Section 202(a)(22) of the Investment Advisers Act of
                        1940;

               (iii) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

               (iv) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

               (v) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds US$1,000,000;

               (vi) Any natural person who had an individual income in excess of US$200,000 in each of the two (2) most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching that same income level in the current year;

               (vii) Any trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Act;

               (viii) Any entity in which all of the equity owners are accredited investors;

               (ix) Any self-directed employee benefit plan with investment decisions made solely by persons that are accredited investors within the meaning of Rule 501 of Regulation D promulgated under the Act; or



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

               (x) Any private investment company with assets under management in excess of US$________________________.

               2.9 No Registration, Review or Approval. Subscriber acknowledges and understands that the limited private offering and sale of Securities pursuant to this Agreement has not been reviewed or approved by the SEC or by any state securities commission, authority or agency, and is not registered under the Act or under the securities or "blue sky" laws, rules or regulations of any state. Subscriber acknowledges, understands and agrees that the Securities are being offered and sold hereunder pursuant to (i) a private placement exemption to the registration provisions of the Act pursuant to
Section 3(b) or Section 4(2) of such Act and Regulation D promulgated under such Act, and (ii) a similar exemption to the registration provisions of applicable state securities laws. Subscriber understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of Subscriber to acquire the Securities.

               2.10 Investment Intent. Without limiting its ability to resell the Securities pursuant to an effective registration statement, Subscriber is acquiring the Securities solely for its own account and not with a view to the distribution, assignment or resale to others. Subscriber understands and agrees that it may bear the economic risk of its investment in the Securities for an indefinite period of time.

               2.11 No Advertisements. Subscriber is not subscribing for the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

               2.12 Registration Rights. The parties have entered into a Registration Rights Agreement (Exhibit B annexed hereto).

               2.13 Restricted Securities. Subscriber hereby confirms that it has been informed that the Securities will be, when issued, restricted securities under the Act and may not be resold or transferred unless first registered under the federal securities laws or unless an exemption from such registration is available with respect to a resale in the United States or in an "offshore transaction" (as such term is defined in Regulations S under the Act). Accordingly, Subscriber hereby acknowledges that it is prepared to hold the Securities for an indefinite period. Subscriber is aware that Rule 144 and Regulation S, promulgated under the Act, permit limited public resales of securities acquired in non-public offerings, subject to the satisfaction of certain conditions. Subscriber understands that under Rule 144 the conditions include, among other things: the availability of certain current public information about the issuer, the resale occurring not fewer than one (1) year or two (2) years, as applicable, after the party has purchased and paid for the securities to be sold, the sale being through a broker in an unsolicited "broker's transaction" and the amount of securities being sold during any three-month period not exceeding specified volume limitations. Subscriber acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time Subscriber wishes to sell the Securities, or other conditions under Rule 144 which are required of the Company. Subscriber understands that

Regulation S, as currently in effect, allows resales in private and public transactions in certain circumstances, only in qualified offshore transactions and only when certain holding periods of at least one (1) year have been fulfilled. Subscriber understands that he or she may be precluded from selling any of the Securities under Rule 144 or Regulation S even if the holding periods have been satisfied either because the other conditions may not have been fulfilled or because markets for resales do not exist. Prior to its acquisition of the Securities, Subscriber acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Subscriber has such knowledge and experience in financial and business matters as to make it capable of utilizing said information to evaluate the risks of the prospective investment and to make an informed investment decision.

               2.14. Authorized Shares. Subscriber hereby acknowledges that, as of the Closing Date, the Company may not be able to reserve from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the exercise in full of all of the outstanding Warrants. Subscriber understands that the Company is currently taking steps to increase the number of authorized shares of Common Stock.

        SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. For so long as any Securities held by Subscriber remain outstanding, the Company acknowledges, represents, warrants and agrees as follows:

               3.1 Organization/Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company.

               3.2 Accuracy of Reports and Information. The Company is in compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12(g) or 15(d) of the 1934 Act, and shall maintain such status on a timely basis. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act and the Common Stock is listed and trades on the OTC Bulletin Board. The Company has filed all material required to be filed pursuant to all reporting obligations, under either Section 13(a) or 15(d) of the 1934 Act for a period of at least twelve (12) months immediately preceding the offer and sale of the Securities (or for such shorter period that the Company has been required to file such material).

               3.3 SEC Filings/Full Disclosure. For a period of at least twelve
(12) months immediately preceding the Closing Date, to the Company's knowledge:
(i) none of the Company's filings with the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; and (ii) the Company has timely (after giving effect to any filings on Form 12b-25) filed all requisite forms, reports and exhibits thereto with the SEC.

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               There is no fact known to the Company (other than general
economic conditions known to the public generally) that has not been publicly disclosed by the Company or disclosed in writing to Subscriber which (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or on earnings, business affairs, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

               3.4 Authorization. The Company has all requisite corporate right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Securities and the performance of the Company's obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in this Agreement. Upon their issuance and delivery pursuant to this Agreement, the Securities will be validly issued, fully paid and non-assessable and will be free of any liens or encumbrances; provided, however, that the Securities are subject to restrictions on transfer under state and/or federal securities laws. The issuance and sale of the Securities will not give rise to any preemptive right or right of first refusal or right of participation on behalf of any person.

               3.5 No Conflict. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to a loss of a material benefit with respect to, any provision of the Company's Certificate of Incorporation and any amendments thereto, Bylaws, or any material mortgage, deed of trust, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets, which would have a material adverse effect on the Company's business and financial condition.

               3.6 No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the Reports, this Agreement or those incurred in the ordinary course of the Company's business since December 31, 1998, and which individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, condition (financial or otherwise), results of operations or prospects of the Company. No event or circumstance has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), results of operations or prospects, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.

               3.7 No Default. Except as set forth in this Agreement, the Reports or on Schedule B annexed hereto, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound, and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement, including the exercise provision of the Securities, will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound or any statute or the Certificate of Incorporation or Bylaws of the Company, or any decree, judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, or the Company's listing agreement for its Common Stock.

               3.8 Absence of Events of Default. Except as set forth in this Agreement, the Reports or on Schedule B annexed hereto, no default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become a default, has occurred and is continuing, which would have a material adverse effect on the Company's business, properties, prospects, condition (financial or otherwise) or results of operations.

               3.9 Governmental Consent, etc. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby, except as may be required by applicable securities laws.

               3.10 Intellectual Property Rights. Except as disclosed in the Reports, the Company has sufficient trademarks, trade names, patent rights, copyrights and licenses to conduct its business as presently conducted. To the Company's knowledge, and except as disclosed in the Reports, neither the Company nor its products is infringing or will infringe any trademark, trade name, patent right, copyright, license, trade secret or other similar right of others currently in existence; and there is no claim being made against the Company regarding any trademark, trade name, patent, copyright, license, trade secret or other intellectual property right which could have a material adverse effect on the business or financial condition of the Company.

               3.11 Material Contracts. Except as set forth in the Reports, the agreements to which the Company is a party described in the Reports are valid agreements, in full force and effect, and the Company is not in material breach or material default under any of such agreements.

               3.12 Litigation. Except as disclosed in the Reports, there is no action, proceeding or investigation pending, or to the Company's knowledge threatened, against the Company which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the Company. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

               3.13 Title to Assets. Except as set forth in Reports, the Company has good and marketable title to all properties and material assets described in the Reports as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.

               3.14 Subsidiaries. Except as disclosed in the Reports, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

               3.15 Required Governmental Permits. The Company is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect.

               3.16 Listing. The Company will use its best efforts to maintain the listing of its Common Stock on the OTC Bulletin Board or another organized United States market or quotation system. The Company has not received any notice, oral or written, regarding continued listing and, as long as the Common Stock and Warrants are outstanding, the Company will take no action which would impact their continued listing or eligibility of the Company for such listing.

               3.17 Other Outstanding Securities/Financing Restrictions. Except as disclosed in the Reports, the Company has no outstanding restricted shares, or shares of Common Stock sold under Regulation S, Regulation D or outstanding under any other exemption from registration, which are available for sale as unrestricted ("free trading") stock.

               3.18 Registration Alternative. The Company covenants and agrees that for so long as any of the Common Stock issuable upon exercise of the Warrants remain outstanding and continue to be "restricted securities" within the meaning of Rule 144 under the Act, the Company shall permit resales of the underlying Common Stock pursuant to Rule 144 under the Act. The Company and Subscriber shall provide the Company's transfer agent any and all papers necessary to complete the transfer under Rule 144, including, but not limited to, opinions of counsel to such transfer agent, and the Company shall continue to file all material required to be filed pursuant to Sections 13(a) or 15(d) of the 1934 Act.

               3.19 Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $0.01 par value per share, of which 43,033,477 shares were outstanding as of December 14, 1999, and 1,000,000 shares of Preferred Stock, $0.01 par value per share, none of which are outstanding as of the date hereof. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

               3.20 Dilution. The Company is aware and acknowledges that exercise of the Warrant would cause dilution to existing stockholders and could significantly increase the outstanding number of shares of Common Stock.

        SECTION 4. COVENANTS OF THE COMPANY. For so long as any Securities held by Subscriber remain outstanding, the Company acknowledges, represents, warrants and agrees as follows:

        (i) The Company shall use its best efforts to reserve, prior to February 15, 2000, a sufficient number of shares of Common Stock from its authorized but unissued shares of Common Stock to permit the exercise in full of all of the outstanding Warrants. The Company is currently organizing a stockholder meeting to increase the number of authorized shares of Common Stock of the Company, and has filed with the SEC prior to the date hereof a preliminary proxy statement in connection with such stockholder meeting.

        (ii) It will maintain the listing of its Common Stock on the OTC Bulletin Board.

        (iii) It will permit Subscriber to exercise its right to exercise the Warrants by telecopying an executed and completed Notice of Exercise to the Company and delivering the original Notice of Exercise and the original Warrant to the Company by overnight courier. Each business date on which a Notice of Exercise is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed an "Exercise Date". The Company will transmit the certificates representing shares of Common Stock issuable upon exercise of any Warrants (together with the certificates representing the Warrants not so exercised) to Subscriber via express courier, by electronic transfer or otherwise within three (3) business days after the Exercise Date if the Company has received the original Notice of Exercise and Warrant being exercised by such date. In addition to any other remedies which may be available to Subscriber, in the event that the Company fails to effect delivery of such shares of Common Stock within such three (3) business day period, Subscriber will be entitled to revoke the relevant Notice of Exercise by delivering a notice to such effect to the Company whereupon the Company and Subscriber shall each be restored to their respective positions immediately prior to delivery of such Notice of Exercise. The Notice of Exercise and Warrant representing the portion of the Warrant exercised shall be delivered as follows:

                To the Company:

                       Spatializer Audio Laboratories, Inc.
                       20700 Ventura Boulevard, Suite 140
                       Woodland Hills, CA  91364-2357
                       Fax:   (818) 227-9750
                       Attn:  Henry R. Mandell, Interim Chief Executive Officer

        SECTION 5. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Securities to the public without registration, the Company agrees to:

               (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times after the effective date on which the Company becomes subject to the reporting requirements of the Act or the 1934 Act;

               (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act;

               (iii) furnish to Subscriber forthwith, upon request, a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Act and the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as Subscriber may reasonably request in availing itself of any rule or regulation of the SEC allowing Subscriber to sell any such Securities without registration.

        SECTION 6. INDEMNIFICATION. The Company and Subscriber agree to indemnify the other and to hold the other harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and costs) which the other may sustain or incur in connection with the breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement.

        SECTION 7. REGISTRATION OR EXEMPTION REQUIREMENTS. Subscriber acknowledges and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Act and any applicable state securities laws, or unless an exemption from such registration is available. Subscriber understands that the Securities will be imprinted with a legend that prohibits the transfer of the Securities unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

        SECTION 8. LEGEND. The certificates representing shares of Common Stock, including shares of Common Stock to be issued upon exercise of the Warrants, shall bear a legend restricting transfer under the Act, such legend to be substantially as follows:

               THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE OFFERED OR SOLD OR TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT WHICH, EXCEPT IN THE CASE OF AN EXEMPTION PURSUANT TO RULE 144 UNDER THE ACT, IS CONFIRMED IN A LEGAL OPINION SATISFACTORY TO THE COMPANY.

The certificates representing these Securities, and each certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law.

        SECTION 9. CLOSING DATE. The Closing Date hereunder shall be December 29, 1999, or such earlier date on or before December 31, 1999, on which the terms and conditions hereof are satisfied (the "Closing Date"), and all acts, deliveries and confirmations comprising the Closing Date regardless of chronological sequence, shall be deemed to occur contemporaneously and simultaneously, and such acts, deliveries, or confirmations shall not be effective unless and until the last of same shall have occurred, and as shall be mutually agreed upon as to time and place.

        SECTION 10. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. Subscriber understands that the Company's obligation to sell the Common Stock and Warrants are conditioned upon:

               (i) The receipt and acceptance by the Company of this Subscription Agreement and all duly executed Exhibits thereto by an authorized officer of the Company;

               (ii) Delivery by Subscriber of immediately available funds in United States Dollars by wire transfer to an account designated by the Company prior to the Closing Date as payment in full for the purchase of the Securities;

               (iii) All representations and warranties of Subscriber set forth in this Agreement shall remain true and correct as of the Closing Date; and

               (iv) The sale and issuance of the Common Stock, Warrants, and the proposed issuance of the Common Stock underlying the Warrants shall be legally permitted by all laws and regulations to which Subscriber and the Company are subject.

        SECTION 11. CONDITIONS TO SUBSCRIBER'S OBLIGATION TO PURCHASE. The Company understands that Subscriber's obligation to purchase the Common Stock and Warrants is conditioned upon:

               (i) Acceptance by Subscriber of a satisfactory Subscription Agreement and all duly executed Exhibits hereto for the sale of the Securities;

               (ii)   Delivery of the original Common Stock and Warrants;

               (iii) All representations and warranties of the Company contained herein shall remain true and correct as of the Closing Dates; and

               (iv) At the Closing Date, the sale and issuance of the Common Stock and Warrants shall be legally permitted by all laws and regulations to which the Company and Subscriber are subject.

        SECTION 12.   MISCELLANEOUS.

               12.1 Governing Law/Jurisdiction. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of California except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of California or the state courts of the State of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any state or country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

               12.2 Confidentiality. The Company and Subscriber agree to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law. If for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party, except information publicly available or in such party's domain prior to the date hereof, and except as required by court order and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information, without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith.

               12.3 Facsimile/Counterparts/Entire Agreement. Except as otherwise stated herein, in lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original. This Agreement may be executed in counterparts which shall be considered an original document and which together shall be considered a complete document. This Agreement and Exhibits hereto constitute the entire agreement between Subscriber and the Company with respect to the subject matter hereof. This Agreement may be amended only by a writing executed by all parties.

               12.4 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

               12.5 Entire Agreement. This Agreement and Exhibits hereto constitute the entire agreement between Subscriber and the Company with respect to the subject matter hereof. This Agreement may be amended only by a writing executed by all parties.

               12.6 Reliance by Company. Subscriber represents to the Company that the representations and warranties of Subscriber contained herein are complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with a private offering of securities.

               12.7 Legal Fees and Expenses. Each of the parties shall pay its own fees and expenses (including the fees of any accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby.

               12.8 Authorization. Each of the parties hereto represents that the individual executing this Agreement on its behalf has been duly and appropriately authorized to execute the Agreement.



                  [Remainder of Page Intentionally Left Blank]

               IN WITNESS WHEREOF, this Agreement was duly executed on and as of the date first written below.



Agreed to and Accepted on this 29th day of December, 1999:

SPATIALIZER AUDIO LABORATORIES, INC., a
Delaware corporation



By:  /S/ HENRY R. MANDELL
Name:  Henry R. Mandell
Title:  Interim Chief Executive Officer




                                            SUBSCRIBER:

                                            LUFENG INVESTMENTS



                                            By:  /S/ A. DE NAZARETH
                                            Name:  A. De Nazareth
                                            Title:  Co. Secretary

                                            Executed this 29th day of December,
                                            1999.

                                   SCHEDULE A



    SUBSCRIBER                                        NUMBER OF SHARES            NUMBER
NAME AND ADDRESS                  PURCHASE PRICE      OF COMMON STOCK           OF WARRANTS
----------------                  --------------      ---------------           -----------
Lufeng Investments                  US $100,000           179,453                 200,000
[address]

                                   SCHEDULE B





1. The Company has failed to pay at the stated maturity on December 31, 1998, the principal and accrued interest due under that certain Nonnegotiable Unsecured Promissory Note, issued April 14, 1998, by the Company to Clarion Finanz, A.G. in the original principal amount of US$650,000.00. This note is being restructured on or before January 1, 2000, by agreement between the parties.

2. The Company has failed to pay at the stated maturity on November 30, 1999, the principal and accrued interest due under that certain Nonnegotiable Secured Promissory Note, issued December 14, 1998, by the Company to Carlo Civelli and certain officers and directors of the Company in the original principal amount of US$95,000.00. This note is being restructured on or before January 1, 2000, by agreement between the parties.

                                    EXHIBIT A

                             Stock Purchase Warrant

THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE OFFERED OR SOLD OR TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT WHICH, EXCEPT IN THE CASE OF AN EXEMPTION PURSUANT TO RULE 144 UNDER SAID ACT, IS CONFIRMED IN A LEGAL OPINION SATISFACTORY TO THE COMPANY.

                             STOCK PURCHASE WARRANT
                  To Purchase 200,000 Shares of Common Stock of

                      SPATIALIZER AUDIO LABORATORIES, INC.


        THIS STOCK PURCHASE WARRANT (this "Warrant") certifies that, for value received, LUFENG INVESTMENTS (the "Investor"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time after the date hereof and on or prior to December 31, 2002 (the "Termination Date") but not thereafter, to subscribe for and purchase from SPATIALIZER AUDIO LABORATORIES, INC., a Delaware corporation (the "Company"), Two Hundred Thousand (200,000) shares of Common Stock (the "Warrant Shares"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be Sixty-Seven United States Cents (US$0.67). The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Common Stock Subscription Agreement (the "Agreement"), dated as of December 29, 1999, in the amount of One Hundred Thousand United States Dollars (US$100,000) between the Company and the Investor and is subject to its terms. Capitalized terms not otherwise defined herein shall have that meaning as set forth in the Agreement. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall control.

        1. Title of Warrant. This Warrant shall be issued in the name of the Investor. This Warrant is not transferable.

        2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

        3. Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made at any time or times one day after the date hereof, in whole or in part, before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in Section 12 below, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Investor at the address of the Investor appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased; whereupon the Investor shall be entitled to receive a certificate for the number of shares of Common

Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the Investor within five business days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price of the shares may be by certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of shares being purchased.

        4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

        5. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Investor for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Investor.

        6.     Restrictions on Transfer of Warrant Shares.

               (a) Warrant Shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of except in accordance with applicable federal and state securities laws.

               (b) Unless the Warrant Shares have been registered under the Act, or are exempt from registration, upon exercise of the Warrant or any portion thereof and the issuance of any Warrant Shares, all certificates representing Warrant Shares shall bear on the face thereof substantially the following legend:

               THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE OFFERED OR SOLD OR TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT WHICH, EXCEPT IN THE CASE OF AN EXEMPTION PURSUANT TO RULE 144 UNDER SAID ACT, IS CONFIRMED IN A LEGAL OPINION SATISFACTORY TO THE COMPANY.

The Investor agrees and acknowledges that this Warrant is being purchased for its own account, for investment purposes only, and not for the account of any other person, and not with a view to distribution, assignment, pledge or resale to others or to fractionalization in whole or in part. The Investor further represents, warrants and agrees as follows: no other person has or will have a direct or indirect beneficial interest in this Warrant and the Investor will not sell, hypothecate or otherwise transfer the Warrant except in accordance with the Act thereunder and applicable state securities laws or unless, in the opinion of counsel for the Investor acceptable to the Company, an exemption from the registration requirements of the Act and such laws is available.

        7. Closing of Books. The Company will at no time close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.

        8. No Rights as Stockholder until Exercise. This Warrant does not entitle the Investor to any voting rights or other rights as a stockholder of the Company prior to the exercise thereof. If, however, at the time of the surrender of this Warrant and purchase of Warrant Shares the Investor shall be entitled to exercise this Warrant, the shares so purchased shall be and be deemed to be issued to the Investor as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

        9. Loss, Theft, Destruction or Mutilation of Warrant. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

        10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

        11.    Effect of Certain Events.

               (a) If at any time the Company proposes to sell or otherwise convey all or substantially all of its assets, a sale in which the consideration to be received by the Company or its stockholders consists solely of cash, the Company shall give the Investor thirty (30) days' notice of the proposed effective date of the transaction specifying that the Warrant shall terminate if the Warrant has not been exercised by the effective date of the transaction.

               (b) In case the Company shall at any time effect any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, or other property, the Investor shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto.

               (c) The Investor shall be granted registration rights for the Warrant Shares pursuant to a Registration Rights Agreement dated of even date herewith.

        12. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following:

        In case the Company shall (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then, in such events, the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Investor shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. An adjustment made pursuant to this Section 12 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

        13. Voluntary Adjustment by the Company. The Company may at its discretion, at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

        14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Investor notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

        15. Authorized Shares. The Investor hereby acknowledges that, as of the Closing Date (as defined in the Agreement), the Company may not be able to reserve from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the exercise in full of all of the outstanding Warrants. The Company shall use its best efforts to reserve, prior to February 15, 2000, a sufficient number of shares of Common Stock from its authorized but unissued shares of Common Stock to permit the exercise in full of all of the outstanding Warrants. The Company covenants that, after such time as it has increased the number of authorized shares of Common Stock and for the remainder of the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any rights under this Warrant. Subject to the foregoing, the Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the OTC Bulletin Board or any domestic securities exchange upon which the Common Stock may be listed.

        16.    Miscellaneous.

               (a) Issue Date; Jurisdiction. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the parties hereto. This Warrant shall constitute a contract under the laws and jurisdiction of California and for all purposes shall be construed in accordance with and governed by the laws of said state without regard to its conflict of law, principles or rules.

               (b) Restrictions. The Investor acknowledges that the Common Stock acquired upon the exercise of this Warrant, if not registered, may have restrictions upon its resale imposed by state and federal securities laws.

               (c) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

               (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the Investor or the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to the Investor at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement.



                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.





Dated as of:   December 29, 1999



                                            SPATIALIZER AUDIO LABORATORIES, INC.



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                               NOTICE OF EXERCISE


To:     Spatializer Audio Laboratories, Inc.



               (1) The undersigned hereby elects to purchase _________________ shares of Common Stock of Spatializer Audio Laboratories, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

               (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned.




Dated:___________________                   LUFENG INVESTMENTS



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------



NOTE: Signature must conform in all respects to holder's name as specified on the face of the attached warrant.

                                    EXHIBIT B

                          Registration Rights Agreement

                          REGISTRATION RIGHTS AGREEMENT


        THIS REGISTRATION RIGHTS AGREEMENT, dated the 29th day of December, 1999, between LUFENG INVESTMENTS (the "Holder"), and SPATIALIZER AUDIO LABORATORIES, INC., a Delaware corporation having its principal place of business at 20700 Ventura Boulevard, Suite 140, Woodland Hills, California 91364 (the "Company").

        WHEREAS, simultaneously with the execution and delivery of this Agreement, the Holder is purchasing from the Company, pursuant to that certain Common Stock Subscription Agreement (the "Subscription Agreement"), dated of even date herewith, One Hundred Seventy-Nine Thousand Four Hundred Fifty-Three (179,453) shares of Common Stock, and a Warrant to purchase an aggregate of Two Hundred Thousand (200,000) shares of Common Stock. The shares of Common Stock of the Company underlying the Warrants acquired by the Holder or the other purchasers are referred to as the "Warrant Shares" (capitalized terms defined in the Subscription Agreement and not otherwise defined herein have the meanings specified in the Subscription Agreement); and

        WHEREAS, the Company desires to grant to the Holder the registration rights set forth herein.

        NOW, THEREFORE, the parties hereto mutually agree as follows:

        Section 1. Registrable Securities. As used herein the term "Registrable Securities" means the shares of Common Stock subscribed for and purchased by the Holder pursuant to the Subscription Agreement, and the Warrant Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination,
(i) it has been effectively registered under the Securities Act of 1933, as amended (the "Act") and disposed of pursuant thereto, (ii) registration under the Act is no longer required for the immediate public distribution of such security as a result of the provisions of Rule 144, or (iii) it has ceased to be outstanding. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of Registrable Security as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

        Section 2. Restrictions on Transfer. The Holder acknowledges and understands that prior to the registration of the Registrable Securities as provided herein, the Registrable Securities are "restricted securities" as defined in Rule 144 promulgated under the Act. The Holder understands that no disposition or transfer of the Registrable Securities may be made by Holder in the absence of (i) an opinion of counsel reasonably satisfactory to the Company that such transfer may be made or (ii) a registration statement under the Act is then in effect with respect thereto.

        Section 3.    Registration Rights.

               (a) The Company agrees that it will prepare and file with the Securities and Exchange Commission (the "SEC"), within thirty (30) days after the date hereof, a registration statement on Form S-3 or if the Company is not eligible to use such Form S-3, another appropriate form of registration statement (the "Registration Statement"), at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of Holder's Registrable Securities, so as to permit resale of the Registrable Securities under the Act. The Company agrees that it will cause the Registration Statement to become effective by April 15, 2000. The number of securities to be registered shall include all of Holder's Registrable Securities.

               (b) The Company will maintain the Registration Statement or post-effective amendment filed under this Section 3 hereof current under Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement, (ii) the date that the Registrable Securities may be sold under the provisions of Rule 144 or (iii) three (3) years after the effective date of the Registration Statement (the "Effective Date").

               (c) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under Section 3(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees) shall be borne by the Company. The Holder shall bear the costs of underwriting discounts and commissions, if any, applicable to the Registrable Securities being registered on its behalf and all of the other fees and expenses of such registration, including of its counsel and such other expenses as are necessary to qualify the sale of Registrable Securities in compliance with any state Blue Sky laws. The Company shall use its best efforts to qualify any of the securities for sale in such states as the Holder reasonably designates and shall furnish indemnification in the manner provided in Section 9 hereof. However, the Company shall not be required to qualify the Registrable Securities in any state or jurisdiction which will require an escrow or other restriction relating to the Company and/or the sellers, or where the Company would be required to qualify as a dealer in securities under the securities or blue sky laws of such state or jurisdiction. The Company at its expense will supply the Holder with copies of such Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Holder.

               (d) The Company shall not be required by this Section 3 to include Holder's Registrable Securities in the Registration Statement which is to be filed if, in the opinion of counsel for both the Holder and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Holder and the Company), the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not restricted securities, as defined in Rule 144 under the Act.

               (e) No provision contained herein shall preclude the Company from selling securities pursuant to any registration statement in which it is required to include Registrable Securities pursuant to this Section 3.

        Section 4. Cooperation with Company. Holder will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

        Section 5. Registration Procedures. Whenever the Company is required by the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

               (a) prepare and file with the SEC such amendments and supplements to such registration statement and the Prospectus used in connection therewith as may be necessary to keep such registration statement effective as per Section 3(b) herein and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by such registration statement when the Holder of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 under the Act);

               (b) furnish to the Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

               (c) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holder shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Holder to consummate the public sale or other disposition in such jurisdiction of the securities owned by the Holder; provided, however, that: (i) the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process, and (ii) the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 5(c) in any jurisdiction in which the Company would be required to qualify as a dealer in securities under the securities or blue sky laws of such jurisdiction.

               (d) list such securities on the OTC Bulletin Board or any securities exchange on which any securities of the Company is then listed, if the listing of such securities is then permitted under the rules of such exchange;

               (e) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

               (f) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

        Section 6. Assignment. The rights granted the Holder under this Agreement shall not be assigned. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

        Section 7. Termination of Registration Rights. The rights granted pursuant to this Agreement shall terminate as to the Holder upon the occurrence of any of the following:

               (a) all of the Holder's securities subject to this Agreement have been registered;

               (b) such Holder's securities subject to this Agreement may be sold without such registration pursuant to Rule 144 promulgated by the SEC pursuant to the Act;

               (c) such Holder's securities subject to this Agreement can be sold pursuant to Rule 144(k).

        Section 8.    Indemnification.

               (a) The Company agrees to indemnify and hold harmless the Holder and each person, if any, who controls Holder within the meaning of the Act ("Distributing Holders") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys'
fees), to which the Distributing Holder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment, or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Holders, specifically for use in the preparation thereof. This Section shall not inure to the benefit of any Distributing Holder with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Distributing Holder failed to send or give (in violation of the Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in the Registration Statement to such person at or prior to the written confirmation to such person of the sale of such Registrable Securities, where the Distributing Holder was obligated to do so under the Act or the rules and regulations promulgated hereunder. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

               (b) Each Distributing Holder agrees that it will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof); arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement prepared by the Company, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Holder, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Distributing Holders may otherwise have.

               (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Distributing Holder, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Holder and the indemnifying party and the Distributing Holder shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Holder (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Holder, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Distributing Holder, which firm shall be designated in writing by the Distributing Holder). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

        Section 9. Contribution. In order to provide for just and equitable contribution under the Act in any case in which (i) the Distributing Holder, or the Company, makes a claim for indemnification, but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Agreement provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any Distributing Holder, or the Company, then the Company and the applicable Distributing Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Holder agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        Section 10. Notices. Any notice pursuant to this Agreement by the Company or by the Holder shall be in writing and shall be deemed to have been duly given if delivered by (i) hand, (ii) by facsimile and followed by mail delivery or (iii) if mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

               (a)    If to the Holder, to its address set forth herein.

               (b) If to the Company, at the address set forth herein, or to such other address as any such party may designate by notice to the other party. Notices shall be deemed given at the time they are delivered personally or five
(5) days after they are mailed in the manner set forth above. If notice is delivered by facsimile and followed by mail, delivery shall be deemed given two
(2) days after such facsimile is sent.

        Section 11. "Piggy-Back" Registration. The Holder shall have the right to include the Registrable Securities as part of any registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8) and must be notified in writing of such filing; provided, however, that the Holder agrees it shall not have any piggy-back registration rights pursuant to this Section if the Registrable Securities may be sold in the United States pursuant to the provisions of Rule 144. The Holder shall have five (5) business days to notify the Company in writing as to whether the Company is to include the Holder or not include the Holder as part of the registration; provided, however, that if any registration pursuant to this Section shall be underwritten, in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the underwriter evidenced in writing of such offering only a limited number of Registrable Securities should be included in such offering, or no such shares should be included, the holder, and all other selling stockholders, shall be limited to registering such proportion of their respective shares as shall equal the proportion that the number of shares of selling stockholders permitted to be registered by the underwriter in such offering bears to the total number of all shares then held by all selling stockholders desiring to participate in such offering. Those Registrable Securities which are excluded from an underwritten offering pursuant to the foregoing provisions of this Section (and all other Registrable Securities) shall be withheld from the market by the holders thereof for a period, not to exceed one hundred eighty (180) days, which the underwriter may reasonably determine is necessary in order to effect such underwritten offering. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration. All registration expenses incurred by the Company in complying with this Section shall be paid by the Company, exclusive of underwriting discounts, commissions and legal fees and expenses for counsel to the Holder.

        Section 12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        Section 13. Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 14. Governing Law, Venue. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of California, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of California or the state courts of the State of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any state or country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

        Section 15. Severability/Defined Terms. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. Terms not otherwise defined herein shall be defined in accordance with the Subscription Agreement.

                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, on the day and year first above written.



                                            SPATIALIZER AUDIO LABORATORIES, INC.



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

WITNESSED:


------------------------
Margaret G. Graf





                                            LUFENG INVESTMENTS



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------